                                                                  EXHIBIT (a.32)


                      THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 31 TO
                             MASTER TRUST AGREEMENT


        This Amendment No. 31 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the "Agreement"), is made as of November 19, 2003.

        WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated eighteen sub-trusts known as the Payden Limited Maturity Fund, Payden Short Bond Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Opportunity Bond Fund, Payden High Income Fund, Bunker Hill Money Market Fund, Payden Short Duration Tax Exempt Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Growth & Income Fund, Payden Market Return Fund, Payden U.S. Growth Leaders Fund, Payden Small Cap Leaders Fund, Payden Global Short Bond Fund, Payden Global Fixed Income Fund, and Payden Emerging Markets Bond Fund; and

        WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

        WHEREAS, the Trustees hereby desire to liquidate, and have authorized the liquidation of, the Payden Short Duration Tax Exempt Fund, effective December __, 2003; and

        WHEREAS, the Trustees desire to re-designate the classes of shares of each of the seventeen sub-trusts, effective December 31, 2003;

        NOW THEREFORE:

        1. Effective December __, 2003 and to reflect the liquidation of the Payden Short Duration Tax Exempt Fund, the first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

                "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate seventeen Sub-trusts and classes thereof: Payden

        Limited Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden U.S. Government Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Core Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Opportunity Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden GNMA Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares; Payden Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden California Municipal Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden U.S. Growth Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Small Cap Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; and Payden Emerging Markets Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

        2. Effective December 31, 2003 and to reflect the re-designation of the classes of shares of each of the seventeen sub-trusts, the first paragraph of
Section 4.2 of the

Agreement is hereby amended to read in pertinent part as follow:

               "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate seventeen Sub-trusts and classes thereof: Payden Limited Maturity Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Short Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden U.S. Government Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Core Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Opportunity Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden GNMA Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden High Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Investor Class" and "Class D" shares; Payden Tax Exempt Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden California Municipal Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Growth & Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Market Return Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden U.S. Growth Leaders Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Small Cap Leaders Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Short Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Fixed Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; and Payden Emerging Markets Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

        The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


----------------------------------     -----------------------------------------
Joan A. Payden                         Christopher N. Orndorff


----------------------------------     -----------------------------------------
W. D. Hilton, Jr.                      Dennis C. Poulsen


----------------------------------     -----------------------------------------
J. Clayburn La Force                   Stender E. Sweeney


----------------------------------     -----------------------------------------
Gerald S. Levey, M.D.                  Mary Beth Syal


----------------------------------
Thomas V. McKernan, Jr.